Exhibit 32.1 - Sect 906 CEO

                            CERTIFICATION PURSUANT TO
                               18 U.S.C. ss. 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of PlanGraphics, Inc. (the "Company") on Form 10-KSB for the period ending September 30, 2003 and pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, John C. Antenucci, President & Chief Executive Officer of the Company, certify, that to my knowledge:

     1) the Company's Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2) the information contained in the Company's Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ John C. Antenucci
---------------------
John C. Antenucci
President & Chief Executive Officer
Date: March 14, 2005

This certification above accompanies the Form 10-KSB to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-KSB), irrespective of any general incorporation language contained in such filing.

This certification above is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

A signed original of this written statement required by Section 906 has been provided to PlanGraphics, Inc. and will be retained by PlanGraphics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.